UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010 (June 14, 2010)

ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Vista Pkwy. Ste. 292	33411
West Palm Beach, FL	(Zip Code)
(Address of Principal Executive Office)

(561) 228-6148
(Issuer's Telephone Number)

(Former name or former address, if changes since last report)

The purpose of this current report on Form 8-K is to report a change the Company=s management and board of directors .

ITEM 5 (02) Departure of directors or certain officers; Election of directors; Appointment of certain officers

On June 14, 2010, Jason Smart resigned as sole director of the Company upon the appointment of J. Francisco Terraforte to complete Mr. Martin=s term.

On June 14, 2008 J. Francisco Terraforte was appointed to replace Jason Smart as sole officer, (CEO, CFO, President, Secretary and Treasurer) of the Company upon Mr. Smart=s resignation as an officer of the Company.

J. Francisco Terreforte, age 39, is currently an independent Consultant to several companies, specifically in the mortgage and realty investment sector.  Prior to becoming an independent Consultant, Mr. Terreforte oversaw the Mortgage Administration Division of Central Florida Investments, Inc.  Mr. Terreforte was with Central Florida Investments for eight (8) years.  Mr. Terreforte holds a Bachelor's Degree in Business Administration from the A.G.M - University of Puerto Rico and is fluent is Spanish.

EXHIBIT NUMBER	DESCRIPTION

None

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ExperTelligence, Inc.
A Nevada Corporation

(Registrant)

By:   /s/Francisco Terreforte
Francisco Terreforte, CEO, CFO, Chairman

Date: December 10, 2010